UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2017 (November 8, 2017)

CRESTWOOD EQUITY PARTNERS LP

(Exact name of registrant as specified in its charter)

Delaware	001-34664	43-1918951
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

811 Main Street

Suite 3400

Houston, Texas 77002

(Address of principal executive offices)

(832) 519-2200

(Registrant’s telephone number, including area code)

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 8, 2017, Crestwood Equity GP LLC, the general partner of Crestwood Equity Partners LP (the “Partnership”), entered into the Second Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of April 11, 2014, as amended by the First Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of September 30, 2015, effective as of November 8, 2017 (the “Amendment”), to make certain revisions in response to changes to the Internal Revenue Code enacted by the Bipartisan Budget Act of 2015 (the “BBA”), which are designed to facilitate the General Partner’s obligations as the “Partnership Representative” under the BBA and, if possible and practical, provide the General Partner with the option of maintaining the current economic balance by which the partners during a reviewed year bear the economic burden associated with any adjustments for such year.

The summary of the Amendment in this Current Report does not purport to be complete and is qualified by reference to the full text of the Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report, and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

3.1	Second Amendment to the Fifth Amended and Restated Agreement of Limited Partnership of Crestwood Equity Partners LP, dated as of November 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD EQUITY PARTNERS LP

By:	Crestwood Equity GP LLC,
its General Partner

By:	/s/ Michael K. Post
Michael K. Post
Vice President, Associate General Counsel & Corporate Secretary

Dated: November 10, 2017